EXHIBIT 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:	Garet Hayes

ghayes@hopebeckham.com

Office: 404.604.2602

RON ALLEN NAMED CHAIRMAN OF THE BOARD OF AARON’S, INC.

ATLANTA (November 7, 2012) – Aaron’s, Inc. (NYSE: AAN), a lease-to-own retailer specializing in the sales and lease ownership of residential furniture, consumer electronics, home appliances and accessories, announced today that President and Chief Executive Officer Ronald W. Allen has been elected by its Board of Directors as Chairman.

Allen succeeds Aaron’s founder R. Charles Loudermilk who retired as Chairman in mid-September. Allen has been on the Aaron’s board since 1997, served as interim CEO of the Company from November 2011 to February 2012, and was formally named President and CEO in February 2012.

Prior to joining Aaron’s, Allen served as Chairman and Chief Executive Officer of Delta Air Lines from 1987 to 1997.

About Aaron’s, Inc.

Aaron's, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,009 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur and Chairman Emeritus R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron's has been publicly traded since 1982. For more information, visit www.aarons.com.

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